PennantPark Investment Corporation Announces Financial Results for Quarter and Year Ended September 30, 2008

NEW YORK, NY -- 11/20/2008 -- PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) today announces financial results for its fourth quarter and fiscal year ended September 30, 2008.

HIGHLIGHTS
----------
Fiscal year ended September 30, 2008
($ in millions, except per share amounts)

Investment portfolio                                               $ 372.1
Net assets                                                         $ 210.7
Net asset value per share                                          $ 10.00

Amount drawn under credit facility (excluding temporary draw)      $ 162.0

 Investment portfolio composition and yield:

    Subordinated debt, second lien secured debt, and equity        $ 293.3
    Senior secured debt                                            $  78.8
    Weighted average yield on debt                                    11.1%
    Weighted average yield on core investment debt                    12.5%
    Weighted average yield on non-core senior secured debt             5.2%

                                                Year Ended    Quarter Ended
                                               September 30,  September 30,
 Operating Results:                                2008           2008
                                              -------------- --------------
    Net investment income                     $         18.6 $          5.4
    Net investment income per share           $         0.88 $         0.26
    Distributions declared per share          $         0.90 $         0.24

 Portfolio Activity:
    Purchase of long term investments         $        206.8 $         57.4
    Sales and repayments of long term
     investments                              $         70.1 $         55.7

    Number of new portfolio companies
     invested                                             14              3
    Number of existing portfolio companies
     invested                                              2              -
    Number of portfolio companies at end of
     period                                               37             37

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 21, 2008

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Friday, November 21, 2008 to discuss its fourth quarter and fiscal year 2008 results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 856-1965 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4823. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through December 5, 2008 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all replays, please reference conference ID #3324697.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2008, our portfolio totaled $372.1 million and consisted of $166.2 million of subordinated debt, $104.2 million of second lien secured debt, $22.9 million of equity investments and $78.8 million of senior secured loans. This compares to our portfolio which totaled $291.0 million and consisted of $57.3 million of subordinated debt, $67.8 million of second lien secured debt, $7.0 million of equity investments and $158.9 million of senior secured loans as of September 30, 2007.

As of September 30, 2008, our core assets (consisting of subordinated debt, second lien secured debt, equity investments and selective senior secured loans) totaled $305.5 million and consisted of investments in nineteen different companies with an average investment size of $16.1 million per company and a weighted average yield of 12.5% on debt investments. This compares to our core assets which totaled $132.1 million and consisted of investments in eight different companies with an average investment size of $16.5 million per company and weighted average yield of 13.0% on debt investments as of September 30, 2007.

On September 30, 2008, our non-core senior secured loan portfolio totaled $66.6 million and consisted of nineteen different companies (including one company also in our core portfolio) with an average investment size of $3.5 million, and a weighted average yield of 5.2%. This compares to our non-core senior secured loan portfolio which totaled $158.9 million and consisted of thirty-one different companies (including one company also in our core portfolio) with an average investment size of $5.3 million and a weighted average yield of 7.5% as of September 30, 2007.

As of September 30, 2008, our overall portfolio consisted of thirty-seven companies with an average investment size of $10.1 million and a weighted average yield on debt investments of 11.1%, and was invested 45% in subordinated debt, 28% in second lien secured debt, 6% in preferred and common equity investments and 21% in senior secured loans. This compares to our portfolio which consisted of thirty-eight companies with an average investment size of $7.6 million and a weighted average yield on debt investments of 10.1%, and which was invested 20% in subordinated debt, 23% in second lien secured debt, 2% in common equity investments and 55% in senior secured loans as of September 30, 2007.

Due to the overall decline in market values, our portfolio had unrealized depreciation of $5.9 million and $48.1 million for the three months and fiscal year ended September 30, 2008, respectively.

For the three months ended September 30, 2008, we invested $57.4 million in three new portfolio companies with an overall average yield of 14.2% on debt investments. Sales and repayments of primarily senior secured loans for the same period totaled $55.7 million. For the fiscal year ended September 30, 2008, we invested $206.8 million in fourteen new and two existing portfolio companies with an overall average yield of 13.8% on debt investments. Sales and repayments of primarily senior secured loans for the same period totaled $70.1 million.

"We believe that we are well positioned to deal with the challenging market and economic environment," said Arthur Penn, Chairman and Chief Executive Officer. "We are well matched. Our underlying portfolio companies generally have strong interest coverage that is paid to us as interest income and covers our dividend. We have substantial liquidity to make new investments in this opportunistic environment to generate more cash flow, to grow income, and cushion for potential defaults. All of this should translate into a stable dividend stream and over time, growth in Net Asset Value."

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months and fiscal year ended September 30, 2008, for the three months ended September 30, 2007 and for the period from January 11, 2007 (inception) through September 30, 2007.

We have adopted SFAS 157 on October 1, 2008 and believe that this implementation does not affect the Company's financial position or its results of operations.

We have also adopted SFAS 159 on October 1, 2008 and have made an irrevocable election to apply the fair value option to our credit facility liability. After adoption, subsequent changes in the fair value of our credit facility will be recorded in the Statement of Operations. We have not elected to apply the fair value option to any other financial assets or liabilities.

Investment Income

Investment income for the three months ended September 30, 2008 and September 30, 2007, was $11.4 million and $6.9 million, respectively. Investment income for the three months ended September 30, 2008 was primarily attributed to $4.7 million of interest income from senior secured loan investments; $3.8 million from second lien secured debt investments; and $2.1 million from subordinated debt investments. The remaining investment income for the same period was primarily attributed to interest income from short-term investments and to accretion of discount and amortization of premium. This compares to investment income for the three months ended September 30, 2007 which was primarily attributed to interest income from senior secured loan investments.

Investment income for the fiscal year ended September 30, 2008 and for the period from January 11, 2007 (inception) through September 30, 2007, was $39.8 million and $13.1 million, respectively. Investment income for the fiscal year ended September 30, 2008 was primarily attributed to $16.2 million of interest income from senior secured loan investments; $14.7 million from second lien secured debt investments; and $7.2 million from subordinated debt investments. The remaining investment income for the same period was primarily attributed to interest income from short-term investments and to accretion of discount and amortization of premium. This compares to investment income for the period from January 11, 2007 (inception) through September 30, 2007, which was primarily attributed to interest income from senior secured loan investments.

Expenses

Net expenses for the three months ended September 30, 2008 and September 30, 2007, totaled $6.0 million and $2.6 million, respectively. Of these totals, $1.9 million and $0.2 million were attributable to credit facility related expenses, and approximately $811,000 and $1.2 million to general and administrative expenses, for the same period, respectively. Net base management fee for the same periods totaled $1.9 million and $1.1 million, and performance-based incentive fee totaled $1.4 million and zero, respectively.

Net expenses for the fiscal year ended September 30, 2008 and for the period from January 11, 2007 (inception) through September 30, 2007, totaled $21.2 million and $5.8 million, respectively. Of these totals, $6.3 million and $1.8 were attributable to credit facility related expenses, and $4.4 million and $2.1 million (including non-recurring expenses) to general and administrative expenses, for the same periods, respectively. Net base management fee for the same periods totaled $6.7 million and $1.9 million, and performance-based incentive fee totaled $3.8 million and zero, respectively.

Net Investment Income

Net investment income totaled $5.4 million and $4.3 million or $0.26 and $0.21 per share for the three months ended September 30, 2008 and September 30, 2007, respectively.

Net investment income totaled $18.6 million and $7.3 million or $0.88 and $0.35 per share for the fiscal year ended September 30, 2008 and for the period from January 11, 2007 (inception) through September 30, 2007, respectively.

Net Realized Loss

Sales and repayments of long-term investments totaled $55.7 million and $7.0 million, for the three months ended September 30, 2008 and September 30, 2007, respectively. Net realized losses totaled $10.5 million and approximately $66,000, respectively, for the same periods, primarily due to the sale of senior secured loans.

Sales and repayments of long-term investments totaled $70.1 million and $99.6 million, respectively, for the fiscal year ended September 30, 2008 and for the period from January 11, 2007 (inception) through September 30, 2007. Net realized losses totaled $11.2 million and $82,000, respectively, for the same periods.

Net Unrealized Depreciation on Investments and Cash Equivalents

The Company's investments and cash equivalents had a net increase in unrealized depreciation of $5.9 million and $18.8 million, respectively, for the three months ended September 30, 2008 and September 30, 2007, respectively, primarily due to the overall decline in market values.

The Company's investments and cash equivalents had a net increase in unrealized depreciation of $48.1 million and $23.9 million, for the fiscal year ended September 30, 2008 and for the period from January 11, 2007 (inception) through September 30, 2007, respectively, primarily due to the erosion in the market prices of leveraged finance instruments.

On September 30, 2008 and September 30, 2007, net unrealized depreciation on investments totaled $72.0 million and $23.9 million, respectively.

Net Decrease in Net Assets from Operations

Net decrease in net assets resulting from operations totaled $11.0 million and $14.5 million, or $0.53 and $0.70 per share, for the three months ended September 30, 2008 and September 30, 2007, respectively.

Net decrease in net assets resulting from operations totaled $40.7 million and $16.7 million, or $1.93 and $0.80 per share, respectively, for the fiscal year ended September 30, 2008 and for the period from January 11, 2007 (inception) through September 30, 2007.

LIQUIDITY AND CAPITAL RESOURCES

The Company's liquidity and capital resources are generated primarily through its senior secured, multi-currency, $300 million, five-year revolving credit facility maturing in June 2012 as well as from cash flows from operations, investment sales and prepayments, and income earned from investments and cash equivalents. On September 30, 2008, the Company had $202.0 million in borrowings outstanding, including $40.0 million of temporary draws invested in cash equivalents. Our operating activities resulted in a net use of cash of $390.7 million and $37.9 million, respectively, for the fiscal year ended September 30, 2008 and for the period from January 11, 2007 (inception) through September 30, 2007, and our financing activities resulted in a net inflow of cash of $173.0 million and $295.8 million, respectively, for the same periods, primarily from net borrowings under our credit facilities and prior year issuance of our common stock.

DISTRIBUTIONS

Distributions declared to stockholders totaled $19.0 million and $7.6 million, or $0.90 and $0.36 per share, respectively, for the fiscal year ended September 30, 2008 and for the period from January 11, 2007 (inception) through September 30, 2007. Tax characteristics of all dividends will be reported to stockholders on form 1099-DIV after the end of the calendar year.

AVAILABLE INFORMATION

PennantPark Investment Corporation will make available on its website its Annual Report on Form 10-K, which also serves as its annual report to stockholders. The Company has filed its Annual Report on Form 10-K with the Securities Exchange Commission, and stockholders may find the report on www.pennantpark.com. Stockholders may receive a hard copy of the annual report free of charge by submitting a written request to the Company.

                    PENNANTPARK INVESTMENT CORPORATION
                   STATEMENTS OF ASSETS AND LIABILITIES
                                (Audited)

                                              September 30,  September 30,
                                                  2008           2007
                                              =============  =============
Assets
Investments at fair value
Non-controlled, non-affiliated investments,
 at fair value (cost -- $427,481,745 and
 $298,789,297, respectively)                  $ 354,261,950  $ 274,679,030
Non-controlled, affiliated investments, at
 fair value (cost -- $16,692,261 and
 $16,092,573, respectively)                      17,885,870     16,337,578
                                              -------------  -------------
Investments at fair value                       372,147,820    291,016,608
Cash equivalents (cost -- $40,249,201 and
 $258,016,351, respectively)                     40,249,201    257,959,635
Interest receivable                               6,046,199      4,517,850
Prepaid expenses and other assets                 1,367,479      1,513,583
                                              -------------  -------------

    Total assets                                419,810,699    555,007,676
                                              -------------  -------------

Liabilities
Distributions payable                             5,056,505              -
Payable for cash equivalents purchased                    -    252,759,931
Payable for investments purchased                         -     16,583,921
Unfunded investments                                      -      3,989,948
Credit facility payable                         202,000,000     10,000,000
Interest payable                                    725,317        170,989
Accrued other expenses                            1,300,617      1,109,793
                                              -------------  -------------

    Total liabilities                           209,082,439    284,614,582
                                              -------------  -------------

Net Assets
Common stock, par value $0.001 per share,
 100,000,000 shares authorized and 21,068,772
 shares issued and outstanding                       21,069         21,069
Paid-in capital in excess of par                294,586,604    294,586,604
Distributions in excess of net investment
 income                                            (602,660)      (196,769)
Accumulated net realized loss                   (11,250,567)       (95,832)
Net unrealized depreciation on investments
 and cash equivalents                           (72,026,186)   (23,921,978)
                                              -------------  -------------

    Total net assets                          $ 210,728,260  $ 270,393,094
                                              -------------  -------------

    Total liabilities and net assets          $ 419,810,699  $ 555,007,676
                                              -------------  -------------

Net asset value per share                     $       10.00  $       12.83

                     PENNANTPARK INVESTMENT CORPORATION
                         STATEMENTS OF OPERATIONS
                                (Audited)

                                                            Period from
                                                          January 11, 2007
                                                            (inception)
                                              Year ended      through
                                             September 30,  September 30,
                                                 2008           2007
                                             -------------  -------------
Investment income:
From non-controlled, non-affiliated
 investments:
  Interest                                    $  37,809,280  $  12,013,028
  Dividends                                         340,533        879,537
  Other                                             255,944          4,995
From non-controlled, affiliated investments:
  Interest                                        1,405,205        209,781
                                              -------------  -------------
    Total investment income                      39,810,962     13,107,341
                                              -------------  -------------

Expenses:
  Base management fee                             7,136,580      2,565,085
  Performance-based incentive fee                 3,791,900              -
  Interest and other credit facility expenses     6,308,933      1,835,816
  Administrative services expenses                2,301,973        778,587
  Other general and administrative expenses       2,136,303      1,158,750
                                              -------------  -------------
  Expenses before base management fee waiver     21,675,689      6,338,238
                                              -------------  -------------
  Base management fee waiver                       (420,731)      (641,273)
  Income tax expense                                      -        105,880
                                              -------------  -------------
  Net expenses                                   21,254,958      5,802,845
                                              -------------  -------------
  Net investment income                          18,556,004      7,304,496
                                              -------------  -------------

Realized and unrealized gain (loss) on
 investments and cash equivalents:
Net realized loss on investments and cash
 equivalents                                    (11,154,735)       (81,769)
Net change in unrealized appreciation
 (depreciation) on:
    Non-controlled, non-affiliated
     investments and cash equivalents           (49,052,812)   (24,166,983)
Non-controlled, affiliated investments              948,604        245,005
                                              -------------  -------------
    Net change in unrealized depreciation       (48,104,208)   (23,921,978)
                                              -------------  -------------
Net realized and unrealized loss from
 investments and cash equivalents               (59,258,943)   (24,003,747)
                                              -------------  -------------
Net decrease in net assets resulting from
 operations                                   $ (40,702,939) $ (16,699,251)
                                              =============  =============
Loss per common share                         $       (1.93) $       (0.80)
                                              =============  =============

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, we may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
Or visit us on the web at:  www.pennantpark.com